                                                                     EXHIBIT 4.3

                                  [ONYX LOGO]

      THREE AND SIX MONTH RENEWABLE UNSECURED SUBORDINATED NOTES ONE, TWO, THREE, FOUR, FIVE AND TEN YEAR RENEWABLE UNSECURED SUBORDINATED NOTES

             ONYX ACCEPTANCE CORPORATION 27051 TOWNE CENTRE DRIVE,
                       SUITE 100 FOOTHILL RANCH, CA 92610


                                                        STATEMENT DATE:___, 200

[Investor name and address]                                 SSN/TAX ID:

                                                     TYPE OF OWNERSHIP:


TRANSACTION INFORMATION


TRANSACTION:  PURCHASE                                 NOTE ISSUE DATE:___, 200

SECURITY DESCRIPTION: Renewable Unsecured Subordinated Note

ISSUER:  Onyx Acceptance Corporation

RATING                    TERM             MATURITY DATE              INTEREST PAYMENT SCHEDULE
------                    ----             -------------              -------------------------
Non-Rated


PRINCIPAL AMOUNT     INTEREST RATE    EFFECTIVE ANNUAL YIELD    COMMISSION/FEES      NET AMOUNT
----------------     -------------    ----------------------    ---------------      ----------


NOTE: These securities are issued in book-entry form only; no physical certificates will be issued to you. The terms and conditions of your note referred to in this confirmation also include those stated in the Indenture, dated as of January __, 2002, between Onyx Acceptance Corporation and U.S. Bank National Association (the "Indenture") and those made part of the Indenture by reference to the Trust Indenture Act of 1939.

INTEREST PAYMENT INFORMATION


FIRST INTEREST PAYMENT DATE:___, 200       INTEREST PAYMENT METHOD: ACH (Direct
                                                                        Deposit)

Your interest payments will be automatically deposited to the account below, and made according to the Interest Payment Schedule shown above. If the payment date falls on a non-business day, payment will be made on the next business day. If the interest payment schedule is monthly and the date you selected is within five days of the Note Issue Date, the first payment will be made the following month.

       ACCOUNT NAME:                               BANK:
       ACCOUNT NUMBER:                             ROUTING NUMBER:

If this information is incorrect, please immediately notify Sumner Harrington Ltd. Investor Services at (800) 234-5777 so corrections can be made.


CONTACT INFORMATION                      Securities offered through
                                         Sumner Harrington Ltd. Member NASD/SIPC


Sumner Harrington Ltd.                                           (800) 234-5777
11100 Wayzata Blvd., Suite 170
Minneapolis, MN  55305                                 WWW.SUMNERHARRINGTON.COM

     Sumner Harrington Ltd. has acted as selling agent for Onyx Acceptance Corporation in this transaction and is providing this confirmation statement on the Company's behalf. Onyx Acceptance Corporation will pay Sumner Harrington Ltd. a commission of up to 3% of the Principal Amount in connection with this transaction.


                         CUSTOMER CONFIRMATION STATEMENT